UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2007

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111
(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California 94025
(Address of principal executive offices, with zip code)

(650) 462-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of John W. Fara, Ph.D.

Effective August 27, 2007, John W. Fara, Ph.D. retired from his positions as President, Chief Executive Officer and Chairman of Depomed, Inc. (the “Company”).  Dr. Fara will continue to serve as a member of the Company’s Board of Directors (the “Board”).

On August 24, 2007, the Company entered into a Consulting Agreement with Dr. Fara, which is attached as Exhibit 10.1 to this Report.  Pursuant to the agreement, Dr. Fara will provide consulting services to the Company through December 31, 2009.  Through December 31, 2008, the Company will pay Dr. Fara $20,833 per month for his consulting services, and will reimburse Dr. Fara for COBRA and life insurance premiums.  Dr. Fara will be paid on an hourly basis for consulting services provided in 2009.

During the period of his consultancy, Dr. Fara will continue to vest in all of his currently unvested stock options, and his vested stock options will remain exercisable.  In the event of a “Change in Control” of the Company (as defined in the Company’s 2004 Equity Incentive Plan), all of Dr. Fara’s unvested options will fully vest, and any remaining monthly payments (i.e., payments for services provided through December 31, 2008) for consulting under the agreement will be accelerated.

Appointment of Carl A. Pelzel as President, Chief Executive Officer and Director

On August 24, 2007, the Company entered into a letter agreement (the “Letter Agreement”) with Carl A. Pelzel pursuant to which Mr. Pelzel has agreed to serve as the Company’s President and Chief Executive Officer and as a member of the Board, effective August 27, 2007.

Mr. Pelzel has served as the Company’s Executive Vice President and Chief Operating Officer since September 2005, and served as the Company’s Vice President, Marketing and Commercial Development between June 2005 and September 2005.  Before joining the Company, Mr. Pelzel was Senior Vice President, Global Commercial Operations at Chiron Corporation from June 2003 to September 2004. Prior to joining Chiron, Mr. Pelzel was President and Chief Executive Officer of Invenux Inc., a privately-held biopharmaceutical company from March 2001 to November 2002. Mr. Pelzel also spent 11 years with GlaxoSmithKline in senior-level sales, marketing and international operational positions, including Country Manager of Hong Kong and China. He spent 13 years with American Home Products, focused primarily on their antibiotics business. During his career, he directed the launch of five major pharmaceutical products, many on a global basis. Mr. Pelzel has a B.A. degree from Hartwick College of Oneonta, New York.

The Letter Agreement provides for Mr. Pelzel to receive an annual base salary of $400,000, and, in accordance with the Company’s Bonus Plan, an annual target cash bonus of 50% of his base salary for the period beginning on August 27, 2007.  Accordingly, Mr. Pelzel’s cash bonus for 2007 will be determined as follows:  (a) for the period beginning on January 1, 2007 and ending on August 26, 2007, the bonus target will be 40% of Mr. Pelzel’s pay for that period, based on corporate goals and personal goals associated with his service as Executive Vice President and

Chief Operating Officer during that time; and (b) for the period beginning on August 27, 2007 and ending on December 31, 2007, Mr. Pelzel’s bonus target will be 50% of his pay for that period, based on corporate goals and personal goals established by the Compensation Committee that are associated with his service as President and CEO.  A copy of the Company’s Bonus Plan is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2006.

As contemplated by the Letter Agreement, on August 24, 2007, the Compensation Committee of the Board (the “Compensation Committee”) granted to Mr. Pelzel the following stock options under the Company’s 2004 Equity Incentive Plan:  (a) an option to purchase 400,000 shares of Common Stock with an exercise price equal to $1.98, the closing sale price of the Common Stock on the Nasdaq Global Market on August 24, 2007 (the “August 24, 2007 Closing Price”) that vests in equal monthly installments over four years, such that the option will be fully vested and exercisable on August 24, 2011; and (b) an option to purchase 37,500 shares of Common Stock with an exercise price equal to the August 24, 2007 Closing Price that vests upon the earlier to occur of (x) the achievement of one or more objective performance conditions to be determined (the “Performance Milestone”), and (y) August 24, 2011.

The Letter Agreement also provides for the grant to Mr. Pelzel, as soon as reasonably practicable after January 1, 2008, and in no event later than March 31, 2008, of a nonstatutory option to purchase 62,500 shares of Common Stock with an exercise price equal to the August 24, 2007 Closing Price that vests upon the earlier to occur of (x) the achievement of the Performance Milestone, and (y) August 24, 2011.

Each of the above-described options will be subject to the terms and conditions set forth in the Company’s 2004 Equity Incentive Plan and the Management Continuity Agreement between Mr. Pelzel and the Company dated as of June 1, 2006 (as amended, the “Management Continuity Agreement”).

As contemplated by the Letter Agreement, on August 24, 2007, the Company and Mr. Pelzel amended the Management Continuity Agreement to (a) increase, from 18 months to 24 months, the post-termination severance period during which Mr. Pelzel is eligible to receive continued payments of his base salary and COBRA benefits; and (b) modify the amount of the lump sum payment Mr. Pelzel is eligible to receive in respect of his pre-termination average annual bonus so that it is two times his average annual bonus determined under the agreement, and is based on bonuses paid to Mr. Pelzel in his capacity as President and CEO.  A copy of the amendment to the Management Continuity Agreement is attached hereto as Exhibit 10.3.  A copy of the form of Management Continuity Agreement between the Company and the officers of the Company, including Mr. Pelzel, is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2006.

Mr. Pelzel will receive no additional compensation in connection with his service as a Director.

Item 8.01  Other Events

Appointment of Craig R. Smith, M.D. as Chairman

Effective August 27, 2007, the Company’s Board of Directors appointed Craig R. Smith, M.D. to serve as Chairman of the Board.  Dr. Smith has been a member of the Board since 2004 and served as the Board’s Lead Independent Director from December 2006 until his appointment as Chairman.  With Dr. Smith’s appointment as Chairman, the Board has eliminated the position of Lead Independent Director.

Non-employee Director Cash Compensation Policy

Effective August 27, 2007, the Company revised its cash compensation policy for non-employee members of the Board. Under the revised policy, if the Chairman of the Board is an independent director, he will receive an additional annual cash retainer of $20,000, which is payable quarterly.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

10.1	Consulting Agreement, dated as of August 24, 2007, between Depomed, Inc. and John W. Fara, Ph.D.
10.2	Letter Agreement, dated as of August 24, 2007, between Depomed, Inc. and Carl A. Pelzel
10.3	Amendment No. 1 to Management Continuity Agreement between Depomed, Inc. and Carl A. Pelzel, dated as of August 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: August 27, 2007	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel